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                                                                   Exhibit 23.12
                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of ProLogis Trust of our report dated 14 March 2001 relating to the financial statements of Security Capital (EU) Management Holdings S.A., which is included in the Security Capital Group Incorporated Annual Report on Form 10-K/A.

/s/ PricewaterhouseCoopers S.a.r.l.
PricewaterhouseCoopers S.a.r.l.
                                                       Luxembourg, 12 April 2002